UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2004

Champps Entertainment, Inc.
(Exact name of Registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

0-22639 (Commission File Number)	04-3370491 (IRS Employee Identification Number)
10375 Park Meadows Drive, Suite 560, Littleton, CO (Address of principal executive offices)	80124 (Zip Code)

Registrant’s telephone number, including area code: (303) 804-1333

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

        On March 18, 2004, Champps Entertainment, Inc. issued a news release announcing the establishment of a $25,000,000 credit facility with LaSalle Bank of Chicago for its 100% owned subsidiary Champps Operating Corp. The news release is presented below:

CHAMPPS ENTERTAINMENT INC. ESTABLISHES A $25,000,000 CREDIT
FACILITY WITH LASALLE BANK

        Littleton, Colo, March 18, 2004– Champps Entertainment, Inc. (Nasdaq:CMPP) today announced that it has finalized a $25,000,000 senior, secured revolver with LaSalle Bank of Chicago for its 100% owned subsidiary Champps Operating Corp.

        A portion of the revolver will be used to retire approximately $8.9M of debt with a current interest rate of 10.36% and approximately $4.7M of debt with a current interest rate of 5.0%.

        The early retirement of this debt requires the payment of approximately $580,000 in prepayment penalties and the write off of approximately $100,000 in deferred financing costs. These changes will be incurred in the Company’s fourth quarter. Based on current interest rates, the Company will realize an interest savings of approximately $800,000 per year by replacing the higher interest rate debt with the new revolver and through the use of a portion of the Company’s cash to pay down the revolver.

        William H. Baumhauer, Champps’ Chairman, President and Chief Executive Officer, commented: “We are pleased to have established a banking relationship with LaSalle Bank. This new credit facility strengthens our financial position and gives us significant flexibility in financing our future growth.”

        Littleton, Colo.-based Champps Entertainment, Inc. currently owns and operates 47 and franchises 12 Champps Americana restaurants in 21 states. Champps, which competes in the upscale casual dining segment, offers an extensive menu consisting of freshly prepared food, coupled with exceptional service. Champps presents an exciting environment through the use of videos, music, sports and promotions.

Statements made in this press release include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may cause such differences include, but are not limited to, those mentioned by the Company from time to time in its filings with the Securities and Exchange Commission. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “should” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Champps Entertainment, Inc (Registrant)
Date: March 18, 2004	By: /s/ FREDERICK J. DREIBHOLZ Name: Frederick J. Dreibholz Its: Chief Financial Officer